EX-99.B-77D

SUB-ITEM 77D(a): Policies with respect to security investments

IVY FUNDS

Supplement dated December 1, 2009
to the
Ivy Funds Statement of Additional Information dated July 31, 2009

The following information amends the disclosure in the section entitled "Non-Fundamental Investment Restrictions and Limitations" for each of the following Funds:

         Ivy Balanced Fund
         Ivy Micro Cap Growth Fund
         Ivy Real Estate Securities Fund
         Ivy Small Cap Value Fund

The Fund may invest up to 25% of its total assets in foreign securities.

The following information amends the disclosure regarding investing in non-investment grade debt securities in the section entitled "Non-Fundamental Investment Restrictions and Limitations" for each of the following Funds:

         Ivy Global Natural Resources
         Ivy International Balanced Fund
         Ivy International Core Equity Fund
         Ivy International Growth Fund
         Ivy Micro Cap Growth Fund
         Ivy Pacific Opportunities Fund
         Ivy Real Estate Securities Fund

The Fund may invest up to 10% of its total assets in non-investment grade debt securities.